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              [LETTERHEAD OF HEIN + ASSOCIATES LLP APPEARS HERE]


November 23, 1999

Mr. Jack R. Durland
ARXA International Energy, Inc.
2301 14th Street, Ste. 404
Gulfport, MS 39503

This is to confirm that the client-auditor relationship between ARXA International Energy, Inc. (Commission File No. 2-99565) and Hein + Associates LLP has ceased.

Respectfully,

/s/ Keith Turner
----------------------------
Hein + Associates LLP
Certified Public Accountants

c: Office of the Chief Accountant
   SECPS Letter File
   Securities and Exchange Commission
   Mail Stop 9-5
   450 Fifth Street, N.W.
   Washington, D.C. 20549